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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(1)

2.400% General and Refunding Mortgage Notes, Series DD, due 2030	$425,000,000	99.740%	$423,895,000	$55,022

3.125% General and Refunding Mortgage Notes, Series EE, due 2050	$300,000,000	99.961%	$299,883,000	$38,925

(1)
Calculated in accordance with Rule 457(o) and (r) under the Securities Act of 1933. The total registration fee payable in connection with this offering is $93,947.00. Pursuant to Rule 415(a)(6) under the Securities Act, $675,000,000 aggregate principal amount of General and Refunding Mortgage Securities was previously registered pursuant to a registration statement on Form S-3 (File No. 333-213897), and was not sold thereunder, for which a registration fee of $67,972.50 was paid. Pursuant to Rule 415(a)(6), the filing fee paid with respect to those unsold securities applies to the securities being registered hereunder.

Filed pursuant to Rule 424(b)(2)
Registration No. 333-234207

PROSPECTUS SUPPLEMENT
(To prospectus dated October 15, 2019)

NEVADA POWER COMPANY

$425,000,000 2.400% General and Refunding Mortgage Notes, Series DD, due
May 1, 2030

$300,000,000 3.125% General and Refunding Mortgage Notes, Series EE, due
August 1, 2050

         Nevada Power Company is offering $425,000,000 aggregate principal amount of its 2.400% General and Refunding Mortgage Notes, Series DD, due May 1, 2030 (the "Series DD Notes") and $300,000,000 aggregate principal amount of its 3.125% General and Refunding Mortgage Notes, Series EE, due August 1, 2050 (the "Series EE Notes"). We refer to the Series DD Notes and the Series EE Notes collectively as the "Notes." Interest is payable on the Series DD Notes semi-annually on May 1 and November 1 of each year, beginning on May 1, 2020. Interest is payable on the Series EE Notes semi-annually on February 1 and August 1 of each year, beginning on August 1, 2020. We may at our option redeem the Notes, in whole at any time or in part from time to time, before maturity at the applicable redemption price as set forth in this prospectus supplement under "Description of the Notes—Optional Redemption."

         The Notes will be issued under the General and Refunding Mortgage Indenture, dated as of May 1, 2001, as amended and supplemented (the "G&R Indenture"), between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the "Trustee"). The Notes will be secured equally with all outstanding and future securities issued under the G&R Indenture.

         Investing in the Notes involves risks. See "Risk Factors" on page S-5 of this prospectus supplement.

	Price to Investors(1)	Underwriting Discount(2)	Proceeds, Before Expenses, to Nevada Power Company(1)

Per Series DD Note	99.740%	0.600%	99.140%

Total for Series DD Notes	$423,895,000	$2,550,000	$421,345,000

Per Series EE Note	99.961%	0.800%	99.161%

Total for Series EE Notes	$299,883,000	$2,400,000	$297,483,000

Total	$723,778,000	$4,950,000	$718,828,000

(1)
Plus accrued interest, if any, from January 30, 2020.

(2)
The underwriters have agreed to make a payment to us in an amount equal to $893,750 in respect of expenses incurred by us in connection with the offering. See "Underwriting."

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

         We do not intend to list the Notes on any securities exchange or to have the Notes included in any automated quotation system. Currently, there is no public market for the Notes.

         The Notes are expected to be ready for delivery in book-entry form only through The Depository Trust Company and its direct participants, including Euroclear Bank SA/NV, as operator of the Euroclear System, and Clearstream Banking S.A., on or about January 30, 2020.

Joint Book-Running Managers

Barclays	BNP PARIBAS	Mizuho Securities
PNC Capital Markets LLC	RBC Capital Markets	SunTrust Robinson Humphrey

Co-Managers

BMO Capital Markets	BNY Mellon Capital Markets, LLC	CIBC Capital Markets	Citigroup

KeyBanc Capital Markets	nabSecurities, LLC	Santander	Wells Fargo Securities

The date of this prospectus supplement is January 28, 2020.

Prospectus Supplement

Prospectus

S-i

 ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus contain and incorporate by reference information about Nevada Power Company and the terms of the Notes. This prospectus supplement, or the information incorporated by reference, may add to, update or change information in the accompanying prospectus. If information in this prospectus supplement or in the information incorporated by reference is inconsistent with the accompanying prospectus, this prospectus supplement, or the information incorporated by reference, will apply and will supersede that information in the accompanying prospectus.

        In making your investment decision, you should read and consider the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus and in any free writing prospectus issued by us. You should also read and consider the information in the documents we have referred you to in "Incorporation by Reference" on page S-23 of this prospectus supplement and "Where You Can Find More Information" on page 2 of the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. Neither we nor the underwriters take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. You should not assume that the information provided by this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein is accurate as of any date other than the date of such document.

        This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or the solicitation of an offer to buy, any securities other than the registered securities to which they relate, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or a solicitation of an offer to buy these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. In this prospectus supplement, references to "we," "us," "our" and the "Company" refer to Nevada Power Company.

S-ii

SUMMARY

        This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing in the Notes. You should carefully read this entire prospectus supplement, the accompanying prospectus, our financial statements and the notes thereto and the information contained in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including the sections entitled "Risk Factors," before making an investment decision.

 Nevada Power Company

        We are a public utility principally engaged in the business of generating, transmitting, distributing and selling electricity in the State of Nevada. We provide electricity to approximately 900,000 retail customers, including residential, commercial and industrial customers primarily in the Las Vegas, North Las Vegas, Henderson and adjoining areas. Our service territory covers approximately 4,500 square miles. Principal industries served by us include gaming, recreation, warehousing, manufacturing and governmental. We also buy and sell electricity on the wholesale market with other utilities, energy marketing companies, financial institutions and other market participants to balance and optimize the economic benefits of electricity generation, retail customer loads and wholesale transactions. Our electric operations are conducted under numerous nonexclusive franchise agreements, revocable permits and licenses obtained from federal, state and local authorities.

        We are an indirect consolidated subsidiary of Berkshire Hathaway Energy Company ("BHE"), a holding company based in Des Moines, Iowa that owns subsidiaries principally engaged in energy businesses. BHE is a consolidated subsidiary of Berkshire Hathaway Inc. BHE controls all of our voting securities.

        We are incorporated in Nevada. Our principal executive offices are located at 6226 West Sahara Avenue, Las Vegas, Nevada 89146 and our telephone number is (702) 402-5000.

Summary Selected Historical Financial Data of Nevada Power Company

        The following tables set forth certain historical financial information about us for the periods and as of the dates presented. The financial information below for each of the years in the five-year period ended December 31, 2018 and as of each of the years then ended, has been selected from our audited financial statements, and the financial information as of September 30, 2019 and for the nine-month periods ended September 30, 2019 and 2018 has been selected from our unaudited financial statements. This financial information should be read in conjunction with, and is qualified in its entirety by reference to, the financial statements, including the related notes, which are included in our Annual Report on Form 10-K for the year ended December 31, 2018 and our subsequent Quarterly Reports on Form 10-Q previously filed with the U.S. Securities and Exchange Commission (the "SEC"). The results of past accounting periods are not necessarily indicative of the results to be expected for any future accounting period. See "Where You Can Find More Information" in the accompanying prospectus.

	Nine-Month Periods Ended September 30,		Years Ended December 31,
	2019	2018	2018	2017	2016	2015	2014
	(Amounts in Millions)
Statement of Operations Data:
Operating revenue	$1,728	$1,777	$2,184	$2,206	$2,083	$2,402	$2,337
Operating income	$412	$409	$446	$565	$583	$613	$541
Net income	$240	$228	$226	$255	$279	$288	$227

		As of December 31,
	As of September 30, 2019
		2018	2017	2016	2015	2014
		(Amounts in Millions)
Balance Sheet Data:
Total assets(1)	$8,560	$8,302	$8,279	$8,689	$9,017	$8,758
Long-term debt and finance lease obligations(1)(2)(3)	$2,804	$2,816	$3,075	$3,066	$3,285	$3,544
Nevada Power Company shareholder's equity	$3,049	$2,904	$2,678	$2,972	$3,163	$2,888

(1)
Total asset and long-term debt and financial and capital lease values prior to 2015 have been reclassified to conform to current period presentation.

(2)
Including current portion.

(3)
For periods prior to 2019, the amounts represent long-term debt and financial and capital leases.

 The Offering

Issuer	Nevada Power Company.
Securities Offered	$425,000,000 aggregate principal amount of 2.400% General and Refunding Mortgage Notes, Series DD, due May 1, 2030.
$300,000,000 aggregate principal amount of 3.125% General and Refunding Mortgage Notes, Series EE, due August 1, 2050.
Maturity Date	The Series DD Notes will mature on May 1, 2030.
The Series EE Notes will mature on August 1, 2050.
Interest Rate	The Series DD Notes will bear interest from January 30, 2020 at the rate of 2.400% per year.
The Series EE Notes will bear interest from January 30, 2020 at the rate of 3.125% per year.
Interest Payment Dates	We will pay interest on the Series DD Notes semi-annually on May 1 and November 1 of each year, beginning on May 1, 2020.
We will pay interest on the Series EE Notes semi-annually on February 1 and August 1 of each year, beginning on August 1, 2020.
Security

The Notes will be secured by the lien of the G&R Indenture on substantially all of our electric generating, transmission and distribution properties within the State of Nevada, equally with all outstanding and future securities issued under the G&R Indenture.

Ranking

The Notes will be senior obligations of ours and will rank equally in right of payment with all of our existing and future senior obligations and will rank senior in right of payment to any subordinated obligations we may issue in the future.

Optional Redemption

Prior to the Relevant Par Call Date (as defined below), we may redeem the Notes of either series, at our option, in whole at any time or in part from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed, and (2) a "Make-Whole Amount" described under "Description of the Notes—Optional Redemption", plus, in each case, accrued and unpaid interest thereon to, but excluding, the date of redemption. The "Relevant Par Call Date" means, with respect to the Series DD Notes, the date that is three months prior to maturity of the Series DD Notes and, with respect to the Series EE Notes, the date that is six months prior to maturity of the Series EE Notes.

On or after the Relevant Par Call Date, we may redeem the Notes of either series, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

Use of Proceeds

We intend to use the net proceeds from the sale of the Notes to repay $575 million aggregate principal amount of our 2.750% General and Refunding Mortgage Notes, Series BB, maturing on April 15, 2020 and for general corporate purposes. We currently expect to issue a notice of redemption with respect to all of our outstanding 2.750% General and Refunding Mortgage Notes, Series BB, on or around the date of this prospectus supplement. This prospectus supplement is not a notice of redemption with respect to our 2.750% General and Refunding Mortgage Notes, Series BB.

Trustee	The Bank of New York Mellon Trust Company, N.A. is the trustee under the G&R Indenture.
Governing Law	The Notes, the G&R Indenture and the other documents for the offering of the Notes will be governed by the laws of the State of New York.

RISK FACTORS

        Investment in the Notes involves risks. Potential investors should carefully consider the risk factors below in addition to the risks described under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2018 and any risk factors described in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, as well as the other information in this prospectus supplement and the accompanying prospectus, and in any documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. See "Incorporation by Reference" on page S-23 and "Where You Can Find More Information" on page 2 in the accompanying prospectus. Additional risks and uncertainties that are presently not known or that are currently deemed immaterial may also materially harm our business, operating results and financial condition and could result in a loss on your investment.

The terms of the G&R Indenture and our other outstanding debt do not prohibit us from incurring additional indebtedness, which could adversely affect our financial condition.

        The terms of the G&R Indenture, which governs our rights and obligations with respect to the Notes, and the terms of our other outstanding debt, do not prohibit us from incurring indebtedness in addition to the Notes. Accordingly, we could enter into acquisitions, refinancings, recapitalizations or other highly leveraged transactions that could significantly increase our total amount of outstanding indebtedness. The interest payments needed to service this increased level of indebtedness could have a material adverse effect on our operating results. A highly leveraged capital structure could also impair our overall credit quality, making it more difficult for us to finance our operations, and could result in a downgrade in the ratings of our indebtedness, including the Notes, by credit rating agencies.

There is no existing market for the Notes and we make no assurance that an active trading market will develop.

        There is no existing market for the Notes and we make no assurance that an active trading market will develop. If a market for the Notes develops, future trading prices would depend on many factors, including prevailing interest rates, our operating results and the market for similar securities. We do not intend to apply for listing or quotation of the Notes on any securities exchange, stock market or automated dealer quotation system. As a result, it may be difficult for you to find a buyer for your Notes at the time you want to sell them, and even if you find a buyer, you might not get the price you want.

 CAPITALIZATION

        The following table sets forth our capitalization (i) as of September 30, 2019 and (ii) as adjusted to give effect to the issuance of the Notes and the use of proceeds therefrom. The following data should be read in conjunction with, and is qualified in its entirety by reference to, the financial statements, including the related notes, which are incorporated by reference in this prospectus supplement.

	Actual	As Adjusted
	(Amounts in Millions)
Current portion of long-term debt	$575	$—
Current portion of finance lease obligations	24	24
Long-term debt	1,775	2,500
Finance lease obligations	430	430

Total current and long-term debt and finance lease obligations	2,804	2,954
Total common equity	3,049	3,049

Total capitalization	$5,853	$6,003

 USE OF PROCEEDS

        We expect to receive net proceeds from the sale of the Notes of approximately $718.83 million (excluding accrued interest, if applicable), after the underwriting discount but before expenses. We intend to use the net proceeds from the sale of the Notes to repay $575 million aggregate principal amount of our 2.750% General and Refunding Mortgage Notes, Series BB, maturing on April 15, 2020 and for general corporate purposes. We currently expect to issue a notice of redemption with respect to all of our outstanding 2.750% General and Refunding Mortgage Notes, Series BB, on or around the date of this prospectus supplement. This prospectus supplement is not a notice of redemption with respect to our 2.750% General and Refunding Mortgage Notes, Series BB.

        The 2.750% General and Refunding Mortgage Notes, Series BB bear interest at a fixed rate of 2.750% per annum and are scheduled to mature on April 15, 2020.

 DESCRIPTION OF THE NOTES

        The following description of the particular terms of the Notes is not complete and should be read together with "Description of General and Refunding Mortgage Securities" in the accompanying prospectus. This description supplements and, to the extent it is inconsistent with the description in the accompanying prospectus, replaces the description of the general terms and provisions of the debt securities in the accompanying prospectus. The Notes will be issued under the G&R Indenture between us and the Trustee pursuant to an officer's certificate establishing the terms of the Notes (the "Officer's Certificate").

General

        We will issue each series of the Notes under the Indenture in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Series DD Notes will mature on May 1, 2030, and the Series EE Notes will mature on August 1, 2050. The G&R Indenture does not limit the amount of Securities (as defined in the G&R Indenture) that we may issue. Our obligations to repay the Notes are solely our obligations and none of our parent or subsidiary companies will guarantee or provide credit support for our obligations on the Notes. The registered holder of a Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Officer's Certificate and the G&R Indenture.

Interest

        Interest on the Series DD Notes will accrue at the rate of 2.400% per annum and will be payable semi-annually in arrears on each May 1 and November 1, commencing on May 1, 2020, and interest on the Series EE Notes will accrue at the rate of 3.125% per annum and will be payable semi-annually in arrears on each February 1 and August 1, commencing on August 1, 2020. We will make each interest payment to the holders of record of the Series DD Notes at the close of business on the immediately preceding April 15 and October 15. We will make each interest payment to the holders of record of the Series EE Notes at the close of business on the immediately preceding January 15 and July 15.

        Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. If any date on which interest is payable on the Notes is not a business day, then payment of the interest payable on that date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any delay), with the same force and effect as if made on such date.

Further Issuances of Notes of the Same Series

        We will issue the Series DD Notes initially in the aggregate principal amount of $425 million, and we will issue the Series EE Notes initially in the aggregate principal amount of $300 million. We may issue additional Notes of a series having the same terms as the Notes of such series offered hereby, except for initial issuance date, original interest accrual date and in some cases, initial interest payment date, from time to time after this offering. The Notes of a series and any additional Notes of the same series having the same terms as the Notes offered hereby that are subsequently issued under the G&R Indenture will be treated as a single class for all purposes under the G&R Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

Security and Ranking

        The Notes will be secured to the extent set forth under "Description of General and Refunding Mortgage Securities—Description of the G&R Indenture" in the accompanying prospectus. The Notes will be senior obligations of ours and will rank equally in right of payment with all our existing and future senior obligations and will rank senior in right of payment to any subordinated obligations we may issue in the future.

Paying Agent and Security Registrar for the Notes

        The Trustee will initially act as paying agent and security registrar. We may change the paying agent or security registrar without prior notice to the holders of the Notes, and we may act as paying agent or security registrar.

No Sinking Fund

        The Notes will not be subject to a mandatory sinking fund.

Optional Redemption

        Prior to February 1, 2030, which is the date that is three months prior to maturity of the Series DD Notes (the "Series DD Par Call Date"), the Series DD Notes will be redeemable, at our option, in whole at any time or in part from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the Series DD Notes being redeemed, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Series DD Notes being redeemed that would be due if the Series DD Notes matured on the Series DD Par Call Date (excluding the portion of any such interest accrued to the date of redemption) discounted to, but not including, the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 15 basis points (the "Series DD Make-Whole Amount"), plus, in each case, accrued interest thereon to the date of redemption.

        On or after the Series DD Par Call Date, we may redeem the Series DD Notes, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Series DD Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

        Prior to February 1, 2050, which is the date that is six months prior to maturity of the Series EE Notes (the "Series EE Par Call Date"), the Series EE Notes will be redeemable, at our option, in whole at any time or in part from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the Series EE Notes being redeemed, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Series EE Notes being redeemed that would be due if the Series EE Notes matured on the Series EE Par Call Date (excluding the portion of any such interest accrued to the date of redemption) discounted to, but not including, the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 20 basis points (the "Series EE Make-Whole Amount"), plus, in each case, accrued interest thereon to the date of redemption.

        On or after the Series EE Par Call Date, we may redeem the Series EE Notes, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Series EE Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

        For purposes of determining the Series DD Make-Whole Amount or the Series EE Make-Whole Amount, as applicable, the following definitions apply:

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed (assuming the Notes of such series matured on the Relevant Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes of such series (assuming the Notes of such series matured on the Relevant Par Call Date).

        "Independent Investment Banker" means an investment banking institution of international standing appointed by us.

        "Reference Treasury Dealer" means a primary U.S. government securities dealer in New York City appointed by us.

        "Reference Treasury Dealer Quotation" means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and quoted in writing to us by the Reference Treasury Dealer at 5:00 p.m. on the third business day in New York City preceding such redemption date).

        "Relevant Par Call Date" means, with respect to the Series DD Notes, February 1, 2030, which is the date that is three months prior to the maturity date of the Series DD Notes and, with respect to the Series EE Notes, February 1, 2050, which is the date that is six months prior to the maturity date of the Series EE Notes.

        "Treasury Rate" means the rate per annum equal to the semi-annual equivalent or interpolated (on a day-count basis) yield to maturity of the applicable Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Reference Treasury Dealer Quotation for the applicable redemption date.

        The Trustee shall have no responsibility for any calculation or determination in respect of the establishment of the redemption price of the Notes and shall be entitled to receive and rely conclusively upon an officer's certificate from us pursuant to the G&R Indenture that states the redemption price.

        Notice of any redemption will be mailed (or as long as the Notes being redeemed are represented by one or more global securities, transmitted in accordance with DTC's standard procedures therefor) at least 30 days but not more than 60 days before the redemption date to each registered holder of Notes.

        If less than all of the Notes of a series are to be redeemed at any time, selection of the Notes for redemption will be made by the security registrar by lot, pro rata or such other method as the security registrar deems fair and appropriate; provided, that as long as the Notes are represented by one or more global securities, beneficial interests in such Notes will be selected for redemption by DTC in accordance with its standard procedures therefor.

        Upon the payment of the redemption price, plus accrued and unpaid interest, if any, to the date of redemption, interest will cease to accrue on and after the applicable redemption date on the Notes or portions thereof called for redemption.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain United States federal income tax consequences of the purchase, ownership and disposition of the Notes. It is included herein for general information only and does not address every aspect of the income or other tax laws that may be relevant to investors in the Notes in light of their particular circumstances or that may be relevant to certain types of investors subject to special treatment under United States federal income tax laws (for example, financial institutions, former citizens or residents of the United States, tax-exempt organizations, insurance companies, real estate investment trusts, regulated investment companies, persons that are broker-dealers, traders in securities who elect the mark to market method of accounting for their securities, U.S. Holders (as defined below) that have a functional currency other than the United States dollar, controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid United States federal income tax, investors in partnerships or other pass- through entities or persons subject to special tax accounting rules as a result of any item of gross income with respect to the Notes being taken into account in an applicable financial statement). In addition, this summary does not address the effect of United States federal alternative minimum tax, or any state, local or foreign tax laws that may be applicable to a particular holder and does not consider any aspects of United States federal tax law other than income taxation. This discussion is limited to initial purchasers of the Notes issued pursuant to this prospectus supplement who purchase the Notes for an amount of cash equal to their offering price and who hold the Notes as capital assets under Section 1221 of the United States Internal Revenue Code of 1986, as amended (the "Code") and not as part of a straddle, hedging, integrated, conversion or constructive sale transaction, or as part of a "synthetic security" or other similar financial transaction. Persons considering the purchase, ownership or disposition of the Notes should consult their tax advisors concerning the United States federal tax consequences thereof in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction. Furthermore, the discussion below is based upon provisions of the Code, the legislative history thereof, existing and proposed Treasury regulations, administrative rulings and judicial decisions, all as of the date hereof. Such authorities may be repealed, revoked or modified (including changes in effective dates, and possibly with retroactive effect) so as to result in United States federal income tax consequences different from those discussed below. We have not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the Notes or that any such position would not be sustained.

        For purposes of the following discussion, a "U.S. Holder" means a beneficial owner of the Notes that is, for United States federal income tax purposes:

  •
  An individual citizen or resident of the United States;

  •
  A corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  An estate, the income of which is subject to the United States federal income tax regardless of source; or

  •
  A trust, if (a) a court within the United States is able to exercise primary supervision over administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable United States Treasury regulations to be treated as a domestic trust.

        For purposes of the following discussion, a "Non-U.S. Holder" means a beneficial owner of the Notes (other than a partnership or an entity or arrangement classified as a partnership for United States federal income tax purposes) that is not a U.S. Holder.

        If a partnership or an entity or arrangement treated as a partnership for United States federal income tax purposes owns any of the Notes, the United States federal income tax treatment of a partner or an equity interest owner of such other entity will generally depend upon the status of the partner or owner and the activities of the partnership or other entity. If you are a partner of a partnership or an equity interest owner of another entity or arrangement treated as a partnership holding any of the Notes, you should consult your tax advisor regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes.

U.S. Holders

Payments of Interest

        If the Notes are issued at a discount, any such discount is expected to be less than the statutorily defined de minimis amount of original issue discount. Interest on the Notes will generally be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder's method of accounting for United States federal income tax purposes.

Sale, Exchange, Redemption or Other Taxable Disposition of Notes

        Upon the sale, exchange, redemption or other taxable disposition of a Note, a U.S. Holder generally will recognize gain or loss equal to the difference between (1) the amount of cash and the fair market value of any property received on such disposition (less an amount equal to any accrued and unpaid stated interest, which will be taxable as interest income, as discussed above) and (2) such holder's adjusted tax basis in such Note. A U.S. Holder's adjusted tax basis in a Note generally will equal the amount paid for the Note less any principal repayments previously received by such holder. Gain or loss recognized by a U.S. Holder in respect of the disposition generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder has held the Note for more than one year at the time of such disposition. Long-term capital gains of certain noncorporate U.S. Holders are entitled to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Additional Tax on Net Investment Income

        U.S. Holders that are not corporations generally will be subject to a 3.8% tax (the "Medicare tax") on the lesser of (1) the U.S. Holder's "net investment income" for the taxable year and (2) the excess of the U.S. Holder's modified adjusted gross income for the taxable year over a certain threshold amount. A U.S. Holder's net investment income generally will include any income or gain recognized by such holder with respect to the Notes, unless such income or gain is derived in the ordinary course of the conduct of such holder's trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. Holder that is not a corporation should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the Notes.

Non-U.S. Holders

Payments of Interest

        Subject to the discussions of FATCA and backup withholding below, payments of interest on the Notes to a Non-U.S. Holder generally will not be subject to United States federal income or withholding tax, provided that (1) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (2) the Non-U.S. Holder is not (a) a controlled foreign corporation that is related to us through actual or deemed stock ownership or (b) a bank receiving interest on the Notes in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business, (3) such interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United

States and (4) the Non-U.S. Holder provides appropriate documentation, generally a completed IRS Form W-8BEN-E or W-8BEN (or other applicable form), establishing that the Non-U.S. Holder is not a U.S. person within the meaning of the Code.

        If a Non-U.S. Holder cannot satisfy the requirements in the preceding paragraph, payments of interest made to such Non-U.S. Holder generally will be subject to the 30% United States federal withholding tax, unless such Non-U.S. Holder provides us or our paying agent with a properly executed (1) IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the Notes is not subject to withholding tax because it is effectively connected with such Non-U.S. Holder's conduct of a trade or business in the United States. If interest on the Notes is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States (and, if an applicable income tax treaty applies, is attributable to a United States permanent establishment maintained by the Non-U.S. Holder), such interest generally will be subject to United States federal income tax on a net income basis at the rate applicable to U.S. persons (and, in the case of Non-U.S. Holders that are corporations, may also be subject to a 30% branch profits tax, unless such rate is reduced by an applicable income tax treaty).

Sale, Exchange, Redemption or Other Taxable Disposition of Notes

        Subject to the discussions of FATCA and backup withholding below, and except with respect to accrued but unpaid interest (which may be subject to tax as described above under the heading "Payments of Interest"), any gain realized by a Non-U.S. Holder on the sale, exchange, redemption or other taxable disposition of the Notes generally will not be subject to United States federal income tax, unless (1) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States (and, if an applicable income tax treaty applies, is attributable to a United States permanent establishment maintained by the Non-U.S. Holder), in which case such gain will be taxed on a net income basis in the same manner as interest that is effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (and, in the case of Non-U.S. Holders that are corporations, may also be subject to a 30% branch profits tax, unless such rate is reduced by an applicable income tax treaty) or (2) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied, in which case the Non-U.S. Holder generally will be subject to a 30% tax (or such lower rate specified by any applicable income tax treaty) on the excess, if any, of such gain plus all other United States source capital gains recognized during the same taxable year over the Non-U.S. Holder's United States source capital losses recognized during such taxable year, provided the Non-U.S. Holder has timely filed federal income tax returns with respect to such losses.

Foreign Accounts Tax Compliance Act ("FATCA")

        Under Sections 1471 to 1474 of the Code, Treasury regulations promulgated thereunder and applicable administrative guidance (collectively, "FATCA"), U.S. withholding tax may also apply to certain types of payments made to "foreign financial institutions," as defined under such rules, and certain other non-U.S. entities. FATCA imposes a 30% withholding tax on payments of interest on, and (subject to the proposed Treasury Regulations discussed below) the gross proceeds from the sale, retirement or other disposition of, Notes paid to a foreign financial institution unless the foreign financial institution enters into an agreement with the U.S. Treasury and complies with the reporting and withholding requirements thereunder or, in the case of a foreign financial institution in a jurisdiction that has entered into an intergovernmental agreement with the United States, complies with the requirements of such agreement. In addition, FATCA imposes a 30% withholding tax on the same types of payments to a non-financial foreign entity unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner.

Recently proposed Treasury regulations eliminate withholding under FATCA on payments of gross proceeds. Taxpayers may rely on these proposed Treasury regulations until final Treasury regulations are issued, but such Treasury regulations are subject to change. An applicable intergovernmental agreement regarding FATCA between the United States and a foreign jurisdiction may modify the rules discussed in this paragraph. Prospective investors should consult their tax advisors regarding FATCA.

Information Reporting and Backup Withholding

        A U.S. Holder may be subject to information reporting on payments of interest made by us on, or the proceeds of the sale, retirement or other disposition of, the Notes unless the U.S. Holder is an exempt recipient. A U.S. Holder may also be subject to United States federal backup withholding if the recipient of the payment fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable United States information reporting and certification requirements. Payments of interest made by us to a Non-U.S. Holder generally will be reported annually to the IRS regardless of whether withholding was reduced or eliminated by the portfolio interest exemption or an applicable income tax treaty. Copies of the information returns reflecting interest in respect of the Notes also may be made available to the tax authorities in the country in which the Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or information sharing agreement. A Non-U.S. Holder generally will not be subject to additional information reporting or backup withholding with respect to payments on the Notes or to information reporting or backup withholding with respect to the proceeds from the sale, retirement or other disposition of the Notes so long as the holder has furnished the payor or broker a valid IRS Form W-8 or otherwise establishes an exemption. Any amount withheld under the backup withholding rules may be allowable as a refund or credit against the holder's United States federal income tax, provided that the required information is timely furnished to the IRS.

        PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR TAX ADVISORS CONCERNING THE APPLICATION OF THE UNITED STATES FEDERAL TAX LAWS TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION PRIOR TO MAKING SUCH INVESTMENT.

 BENEFIT PLAN INVESTOR CONSIDERATIONS

        If Notes are to be purchased and held by or with the assets of an employee benefit plan subject to Title I of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), an individual retirement account or annuity ("IRA") or other plan subject to Section 4975 of the Code (together with IRAs and plans subject to Title I of ERISA, "ERISA Plans") or an employee benefit plan sponsored by a state or local government or otherwise subject to laws that include restrictions substantially similar to ERISA and Section 4975 of the Code (any such law, a "Similar Law"), the fiduciary of such plan must determine that the purchase and holding of Notes are consistent with the documents governing the plan and the fiduciary's fiduciary duties under ERISA, Section 4975 of the Code or any Similar Law. Such fiduciary, as well as any other prospective investor subject to ERISA, Section 4975 of the Code or any Similar Law, must also determine that its purchase and holding of Notes will not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA, Section 4975 of the Code or any Similar Law. Among other things, these sections of ERISA and the Code prohibit the lending of money and other extensions of credit between an ERISA Plan and a party in interest (as defined in ERISA) or disqualified person (as defined in the Code) with respect to such ERISA Plan, unless such transaction is covered by an exemption. The Notes will constitute an extension of credit by the purchaser to us. Accordingly, the acquisition or holding of the Notes by an ERISA Plan or a plan subject to any Similar Law with respect to which we are considered a party in interest or a disqualified person might constitute or result in a direct or indirect prohibited transaction, unless the investment is acquired in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the United States Department of Labor has issued prohibited transaction class exemptions ("PTCEs") that may apply to the acquisition and holding of the Notes. These class exemptions include PTCE 84-14 which applies to transactions involving plan assets managed by independent qualified professional asset managers, PTCE 90-1 which applies to insurance company pooled separate accounts, PTCE 91-38 which applies to bank collective investment funds, PTCE 95-60 which applies to life insurance company general accounts, and PTCE 96-23 which applies to transactions involving plan assets managed by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the Notes nor any of its affiliates (directly or indirectly) has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided, further, that the ERISA Plan pays no more than adequate consideration in connection with the transaction. Each of these PTCEs and statutory exemptions contain conditions and limitations on their application and do not provide relief from the self-dealing prohibitions under ERISA and the Code. It should also be noted that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions. There can be no, and we do not provide any, assurance that any of these exemptions or any other exemption will apply with respect to the acquisition and holding of the Notes. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction may be subject to rescission or the purchaser may be required to transfer the Notes to another person. The fiduciary of an ERISA Plan or a plan subject to any Similar Law that causes such ERISA Plan or other plan to engage in a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA, the Code and any Similar Law. In addition, an IRA that is involved in a prohibited transaction may lose its tax-deferred status.

        The foregoing discussion is a summary of certain ramifications of the purchase and holding of Notes by a person who is subject to ERISA, Section 4975 of the Code or any Similar Law and does not purport to be complete. Each such person who proposes to purchase and hold Notes should consult legal counsel before doing so, and each such person who purchases and holds Notes will be deemed to have represented by its acquisition and holding of Notes that its acquisition and holding of Notes does not constitute or give rise to a non- exempt prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law. Nothing herein shall be construed as a representation that an exemption from the prohibited transaction rules would apply to the acquisition or holding of the Notes or that an investment in the Notes would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, an employee benefit plan, IRA or other plan subject to ERISA, Section 4975 of the Code or a Similar Law.

UNDERWRITING

        We are selling the Notes to the underwriters named in the table below pursuant to an underwriting agreement between us and the underwriters named below, for whom Barclays Capital Inc., BNP Paribas Securities Corp., Mizuho Securities USA LLC, PNC Capital Markets LLC and RBC Capital Markets, LLC are acting as representatives. Subject to certain conditions, we have agreed to sell to each of the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of the Notes set forth opposite that underwriter's name in the table below:

Underwriter	Principal Amount of Series DD Notes	Principal Amount of Series EE Notes
Barclays Capital Inc.	$63,750,000	$45,000,000
BNP Paribas Securities Corp.	63,750,000	45,000,000
Mizuho Securities USA LLC	63,750,000	45,000,000
PNC Capital Markets LLC	63,750,000	45,000,000
RBC Capital Markets, LLC	63,750,000	45,000,000
SunTrust Robinson Humphrey, Inc.	38,250,000	27,000,000
BMO Capital Markets Corp.	8,500,000	6,000,000
BNY Mellon Capital Markets, LLC	8,500,000	6,000,000
CIBC World Markets Corp.	8,500,000	6,000,000
Citigroup Global Markets Inc.	8,500,000	6,000,000
KeyBanc Capital Markets Inc.	8,500,000	6,000,000
nabSecurities, LLC	8,500,000	6,000,000
Santander Investment Securities Inc.	8,500,000	6,000,000
Wells Fargo Securities, LLC	8,500,000	6,000,000
Total	$425,000,000	$300,000,000

        Under the terms and conditions of the underwriting agreement, the underwriters must buy all Notes, if they buy any of them. The underwriting agreement provides that the obligations of the underwriters pursuant thereto are subject to certain conditions. In the event of a default by an underwriter, the underwriting agreement provides that, in certain circumstances, the purchase commitment of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. The underwriters will offer the Notes to the public if the underwriters buy the Notes from us. An underwriter may reject offers for the Notes.

        We will compensate the underwriters by selling the Notes to them at a price that is less than the price to the public by the amount of the "Underwriting Discount" set forth on the cover page of this prospectus supplement.

        The underwriters have advised us that they propose initially to offer the Notes to the public at the price to investors set forth on the cover page of this prospectus supplement and may also offer the Notes to dealers at a price that reflects a concession not in excess of 0.400% of the principal amount of the Series DD Notes and 0.500% of the principal amount of the Series EE Notes. Any underwriter may allow, and any of these dealers may re-allow, a concession not in excess of 0.200% of the principal amount of the Series DD Notes and 0.300% of the principal amount of the Series EE Notes. After the initial public offering of the Notes, the underwriters may change the price to investors and other selling terms of the Notes.

        There is currently no established trading market for the Notes. The underwriters have advised us that they intend to make a market in the Notes but are not obligated to do so and may discontinue such market-making activities at any time without notice. We cannot give any assurance as to the maintenance of the trading market for, or the liquidity of, the Notes.

        In connection with the offering, the underwriters, or any of their respective affiliates, may purchase and sell the Notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment includes syndicate sales of Notes in excess of the principal amount of the Notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of the Notes made for the purpose of preventing or slowing a decline in the market price of the Notes while the offering is in progress.

        The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim an initial dealers' concession from a syndicate member when such underwriters, in covering syndicate short positions or making stabilizing purchases, repurchase the Notes originally sold by that syndicate member.

        Any of these activities may cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

        We estimate that our expenses in connection with the offering, issuance and sale of the Notes, other than the underwriting discount, will be approximately $1.17 million. This estimate includes expenses relating to printing, rating agency fees, trustee's fees and legal fees, among other expenses. The underwriters have agreed to make a payment to us in an amount equal to $893,750 in respect of such expenses.

        We have agreed to indemnify the underwriters against, or to contribute to payments the underwriters may be required to make in respect of, certain liabilities, including liabilities under the United States Securities Act of 1933, as amended.

        Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking, corporate trust and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. For example, certain of the underwriters and/or their affiliates serve various roles, including as lenders, under our revolving credit facility, for which they receive customary fees.

        In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company or its affiliates, including the notes being repaid with the proceeds from the offering. If the underwriters or their affiliates have a lending relationship with us, certain of the underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Prohibition of sales to EEA and UK retail investors

        The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area or in the United Kingdom. For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the "Prospectus Regulation"); and (b) the expression "offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the Notes or otherwise making them available to retail investors in the European Economic Area or in the United Kingdom has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the European Economic Area or in the United Kingdom may be unlawful under the PRIIPs Regulation.

        This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any Member State of the European Economic Area or in the United Kingdom will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

        Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the "FSMA")), in connection with the issue or sale of the Notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.

        Anything done by any person in relation to the Notes in, from or otherwise involving the United Kingdom must only be done in compliance with all applicable provisions of the FSMA.

        The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the Notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom.

        The communication of such documents as financial promotions are only directed at (i) persons who are outside the United Kingdom; (ii) those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of "investment professionals" as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended) (the "Order"); (iii) high net worth companies, unincorporated associations and other persons falling within Article 49(2)(a) to (d) of the Order; or (iv) any other persons to whom it may otherwise be lawfully communicated in accordance with the Order (all such persons falling within (i)-(iv) together being referred to as "relevant persons"). The Notes are only available to, and an invitation, offer or agreement to subscribe, purchase or otherwise acquire the Notes will be engaged only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any of their contents.

Canada

        The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Switzerland

        The Notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. Accordingly, this prospectus supplement and the accompanying prospectus do not constitute a prospectus within the meaning of, and have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Each underwriter has represented and agreed not to publicly distribute or otherwise make publicly available in Switzerland this prospectus supplement or any other offering or marketing material relating to the Notes. Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company or the Notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of Notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of Notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the "CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Notes.

Hong Kong

        The Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

        The Notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (the "Financial Instruments and Exchange Act"), and each underwriter has agreed that it will not offer or sell any Notes directly or indirectly, in Japan or to, or for the benefit of, any "resident" of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore, or the MAS under the Securities and Futures Act, Cap. 289 of Singapore (the "SFA"). Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA or otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interests (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

  (1)
  to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  (2)
  where no consideration is or will be given for the transfer;

  (3)
  where the transfer is by operation of law;

  (4)
  as specified in Section 276(7) of the SFA; or

  (5)
  as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

        Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in section 309A of the SFA) that the Notes are "prescribed capital markets products" (as defined in the Securities and Futures (Capital Markets Products).

        Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Taiwan

        The Notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Notes in Taiwan.

United Arab Emirates

        This offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the "UAE"), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority ("DFSA"), a regulatory authority of the Dubai International Financial Centre ("DIFC"). The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The Notes may not be offered to the public in the UAE and/or any of the free zones.

        The Notes may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.

LEGAL MATTERS

        Certain legal matters with respect to the Notes will be passed upon for us by Schiff Hardin LLP, Chicago, Illinois and by Hutchison & Steffen, PLLC, Las Vegas, Nevada. Certain legal matters will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Nevada Power Company and its subsidiaries, as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018, incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the year ended December 31, 2018, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        With respect to the unaudited consolidated interim financial information for the periods ended March 31, 2019 and 2018, June 30, 2019 and 2018 and September 30, 2019 and 2018, which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in Nevada Power's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019 and incorporated by reference herein, they did not audit and they do not express an opinion on that consolidated interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the U.S. Securities Act of the 1933, as amended, for their reports on the unaudited consolidated interim financial information because those reports are not "reports" or a "part" of the prospectus supplement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

INCORPORATION BY REFERENCE

        We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an internet site at www.sec.gov that contains reports and other information regarding registrants that file electronically, including Nevada Power Company.

        The SEC allows us to "incorporate by reference" the information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. The information filed by us with the SEC in the future and incorporated by reference will automatically update and supersede this information.

        We incorporate by reference the documents listed below, which were filed with the SEC under the Securities Exchange Act of 1934:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

  •
  our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2019, June 30, 2019 and September 30, 2019; and

  •
  our Current Report on Form 8-K filed January 30, 2019.

        We also incorporate by reference each document that we subsequently file with the SEC under Section 13(a), 13(c) or 15 (d) of the Exchange Act after the date of this prospectus supplement and prior to the completion or termination of this offering (but only to the extent the information therein is filed and not furnished).

        You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

Nevada Power Company
6226 West Sahara Avenue
Las Vegas, Nevada 89146
Attention: Marc Reyes, Treasurer
Telephone: (702) 402-5000

PROSPECTUS

NEVADA POWER COMPANY

GENERAL AND REFUNDING MORTGAGE SECURITIES

        Nevada Power Company, a Nevada corporation, may offer and sell General and Refunding Mortgage Securities (the "Securities") from time to time in one or more offerings. We may offer these Securities in one or more separate series, and in amounts, at prices and on terms we determine at or prior to the time of sale.

        This prospectus provides you with a general description of these Securities. We will provide specific information about the offering and the terms of these Securities in one or more supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. We will not offer and sell our Securities unless this prospectus is accompanied by a prospectus supplement. You should read this prospectus and the related prospectus supplements carefully before you invest in these Securities.

        Investing in our Securities involves certain risks. See "Risk Factors" on page 2.

        We may offer and sell these Securities through one or more underwriters, dealers or agents. We will set forth in the related prospectus supplement the names of the underwriters, dealers or agents, the particular plan of distribution and any underwriting terms or arrangements. See "Plan of Distribution."

        The securities will not be listed on any securities exchange or included in any automated quotation system. Currently, there is no public market for the securities.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is October 15, 2019.

        We have not authorized anyone to give you any information other than this prospectus and any supplements to this prospectus. You should not assume that the information contained in this prospectus, any prospectus supplement, any document incorporated by reference in this prospectus or any free writing prospectuses is accurate as of any date other than the date mentioned on the cover page of those documents. Our business, financial condition and results of operations may have changed since that date. We are not offering to sell the Securities and we are not soliciting offers to buy the Securities in any jurisdiction in which offers are not permitted.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that Nevada Power Company filed with the U.S. Securities and Exchange Commission (the "SEC") using the "shelf" registration process. Under this shelf registration process, we may, from time to time, sell the Securities described in this prospectus in one or more offerings. This prospectus provides a general description of the Securities. Each time we sell Securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include or incorporate by reference a detailed and current discussion of any risk factors and will discuss any special considerations applicable to those Securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under "Where You Can Find More Information." If there is any inconsistency between the information in this prospectus and any prospectus supplement related to offered Securities, you should rely on the information contained in that prospectus supplement.

        The distribution of this prospectus and the applicable prospectus supplement and the offering of the Securities in certain jurisdictions may be restricted by law. This prospectus does not constitute an offer, or any invitation on our behalf, to subscribe to or purchase any of the Securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

        In this prospectus, "Nevada Power," the "Company," "we," "us," and "our" refer specifically to Nevada Power Company and our subsidiaries, unless the context otherwise requires.

FORWARD-LOOKING STATEMENTS

        This prospectus, any accompanying prospectus supplement and the additional information described under the heading "Where You Can Find More Information" may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are "forward-looking statements" for purposes of these provisions. Examples include discussions as to our expectations, beliefs, plans, goals, objectives and future financial or other performance or assumptions concerning matters discussed, including through incorporation by reference, in this prospectus. This information, by its nature, involves estimates, projections, forecasts, risks and uncertainties that could cause actual results or outcomes to differ substantially from those expressed in the forward-looking statements found in this prospectus and the documents incorporated by reference in this prospectus.

        Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our ability to control. We have identified a number of these factors in our filings with the SEC, including any Form 10-K, Form 10-Q and Form 8-K incorporated by reference in this prospectus, and we refer you to those reports for further information.

        Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made. The forward-looking statements in this prospectus and the documents incorporated by reference in this prospectus are qualified in their entirety by the preceding cautionary statements.

 NEVADA POWER COMPANY

        We are a public utility principally engaged in the business of generating, transmitting, distributing and selling electricity in the State of Nevada. We provide electricity to approximately 900,000 retail customers, including residential, commercial and industrial customers primarily in the Las Vegas, North Las Vegas, Henderson and adjoining areas.

        We are an indirect subsidiary of Berkshire Hathaway Energy Company ("BHE"), a holding company based in Des Moines, Iowa that owns subsidiaries principally engaged in energy businesses. BHE is a consolidated subsidiary of Berkshire Hathaway Inc. BHE controls all of our voting securities.

        We are incorporated in Nevada. Our principal executive offices are located at 6226 West Sahara Avenue, Las Vegas, Nevada 89146, and our telephone number is (702) 402-5000.

RISK FACTORS

        Investing in our Securities involves risk. Before purchasing any Securities we offer, you should carefully consider the risk factors and the other information incorporated by reference in this prospectus, as well as the other information contained in this prospectus, and any prospectus supplement, in order to evaluate an investment in our Securities. See "Forward-Looking Statements" and "Where You Can Find More Information" in this prospectus. Additional risks and uncertainties that are not yet identified or that we currently believe are immaterial may also materially harm our business, operating results and financial condition and could result in a loss on your investment.

USE OF PROCEEDS

        Unless we indicate differently in a supplement to this prospectus, we intend to use the net proceeds from the issuance and sale of the Securities offered by this prospectus for any or all of the following purposes: (a) to refinance long-term debt at maturity or earlier redemption or purchase, (b) to repay short-term debt, (c) to accomplish other general corporate purposes and (d) to reimburse our treasury for funds previously expended for any of these purposes.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form S-3 with the SEC covering the Securities. This prospectus is part of that registration statement. As allowed by the SEC's rules, this prospectus does not contain all of the information you can find in the registration statement and the exhibits to the registration statement. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

        We file annual, quarterly and special reports and other information with the SEC. Our SEC filings are available to the public from the SEC's internet site at http://www.sec.gov. Information about us, including our SEC filings, is also available at our internet site at http://www.nvenergy.com. However, other than the documents or portions of documents specifically incorporated by reference into this prospectus, the information on or accessible through our internet site is not a part of this prospectus or any prospectus supplement.

        The SEC allows us to incorporate by reference the information we file with them, which means:

  •
  incorporated documents are considered part of the prospectus;

  •
  we disclose important information to you by referring you to those documents; and

  •
  information that we file with the SEC will automatically update and supersede this incorporated information.

        We incorporate by reference the documents listed below, which were filed with the SEC under the Exchange Act:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2018;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019; and

  •
  our Current Report on Form 8-K dated January 30, 2019.

        We also incorporate by reference each document that we subsequently file with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of this prospectus (but only to the extent the information therein is filed and not furnished), including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, until this offering is completed.

        You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

        You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

        You may request a copy of any filings referred to above (other than exhibits to such documents unless such exhibits are specifically incorporated by reference therein), at no cost, by writing or calling us at the following address or telephone number:

Nevada Power Company
6226 West Sahara Avenue
Las Vegas, Nevada 89146
Attention: Marc Reyes, Treasurer
Telephone: (702) 402-5000

 DESCRIPTION OF GENERAL AND REFUNDING MORTGAGE SECURITIES

General

        From time to time we may issue one or more series of General and Refunding Mortgage Securities (a "Security" or the "Securities"). Below is a description of the general terms of the Securities. The particular terms of a series of Securities will be described in a prospectus supplement.

        The Securities will be issued under the General and Refunding Mortgage Indenture, dated as of May 1, 2001, as amended and supplemented to the date hereof (the "G&R Indenture"), between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the "Trustee").

        The G&R Indenture has previously been filed with the SEC and is being incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and the officer's certificate or other instrument establishing the Securities of a particular series will be so filed or will otherwise be incorporated by reference into this prospectus. The G&R Indenture is qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The following summaries of certain provisions of the G&R Indenture and the Securities do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the G&R Indenture and the Securities.

        The G&R Indenture does not limit the amount of Securities that we may issue. The Securities will rank equally in right of payment with existing and future securities issued under the G&R Indenture, and will be senior in right of payment to all of our existing and future subordinated indebtedness.

Terms of the Securities

        Each prospectus supplement will describe the terms of a series of Securities, which may include:

  •
  the title and series designation;

  •
  the aggregate principal amount and authorized denominations of the Securities;

  •
  the percentage of principal amount at which the Securities will be issued;

  •
  the stated maturity date;

  •
  any fixed or variable interest rates or rates per annum or the method or procedure for determining the interest rates;

  •
  the times at which any interest will be payable, the date or dates from which interest will accrue and the regular record dates for interest payments or the method for determining those dates;

  •
  the principal amount payable, whether at maturity or upon earlier acceleration, and whether the principal amount will be determined with reference to an index, formula or other method;

  •
  whether the Securities are denominated or payable in United States dollars;

  •
  any sinking fund requirements;

  •
  any terms under which we can redeem the Securities;

  •
  any terms for repayment of principal amount at the option of the holder;

  •
  whether and under what circumstances we will pay additional amounts ("Additional Amounts") under any Securities to a person who is not a U.S. person for specified taxes, assessments or other governmental charges and whether we have the option to redeem the affected Securities rather than pay any Additional Amounts;

  •
  the form in which we will issue the Securities, whether registered, bearer or both, and any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of the Securities in either form;

  •
  whether the Securities will be issued in global form, and any terms and conditions under which the Securities in global form may be exchanged for definitive Securities;

  •
  the defeasance provisions, if any, that apply to the Securities (other than those described herein);

  •
  the person to whom any interest on a registered security is payable, if that person is not the registered owner of the Securities, or the manner in which any interest is payable on a bearer security if other than upon presentation of the coupons pertaining thereto, as the case may be;

  •
  any events of default or covenants not contained in the G&R Indenture; and

  •
  any other specific terms of the Securities which are not inconsistent with the provisions of the G&R Indenture.

        Unless the terms of the Securities specify otherwise, the provisions of the G&R Indenture permit us, without the consent of holders of any Securities, to issue additional Securities with terms different from those of Securities previously issued and to reopen a previous series of Securities and issue additional Securities of that series.

        We will pay or deliver principal and any premium, Additional Amounts, and interest in the manner, at the places and subject to the restrictions described in the G&R Indenture, the Securities and the applicable prospectus supplement.

Description of the G&R Indenture

General

        Except as otherwise contemplated below under this heading ("Description of the G&R Indenture") and subject to the exceptions specifically discussed under "Release of Property" and "Defeasance," all outstanding securities issued pursuant to the G&R Indenture (the "Indenture Securities"), equally and ratably, will be secured by the lien of the G&R Indenture on substantially all properties owned by us and located in the State of Nevada (and not excepted or released from the lien thereof), and improvements, extensions and additions to, and renewals and replacements of, such properties.

        Capitalized terms used under this heading that are not otherwise defined in this prospectus have the meanings ascribed thereto in the G&R Indenture. References to article and section numbers under this heading are references to article and section numbers of the G&R Indenture, unless otherwise indicated.

Lien of the G&R Indenture

General

        The G&R Indenture constitutes a lien on substantially all of our real property and tangible personal property located in the State of Nevada, other than property excepted from the lien thereof and such property as may have been released from the lien thereof in accordance with the terms thereof, subject to no liens prior to the lien of the G&R Indenture other than Permitted Liens and certain other liens permitted to exist.

        The G&R Indenture provides that after-acquired property (other than excepted property) located in the State of Nevada will be subject to the lien of the G&R Indenture; provided, however, that in the case of consolidation or merger (whether or not we are the surviving corporation) or transfer of the Mortgaged Property as or substantially as an entirety, the G&R Indenture will not be required to be a lien upon any of the properties then owned or thereafter acquired by the successor corporation except properties acquired from us in or as a result of such transaction and improvements, extensions and additions (as defined in the G&R Indenture) to such properties and renewals, replacements and substitutions of or for any part or parts thereof. (See Article XIII and "Consolidation, Merger, etc." herein.) In addition, after-acquired property may be subject to liens existing or placed thereon at the time of acquisition thereof, including, but not limited to, Purchase Money Liens (as hereinafter defined) and, in certain circumstances, to liens attaching to such property prior to the recording and/or filing of an instrument specifically subjecting such property to the lien of the G&R Indenture.

        Without the consent of the Holders, we may enter into supplemental indentures with the Trustee in order to subject to the lien of the G&R Indenture additional property (including property which would otherwise be excepted from such lien). (See Section 14.01.) Such property would thereupon constitute Property Additions (so long as it would otherwise qualify as Property Additions as described below) and be available as a basis for the issuance of Indenture Securities. (See "—Issuance of Additional Indenture Securities.")

Excepted Property

        There are excepted from the lien of the G&R Indenture, among other things, cash, deposit accounts and securities; contracts, leases and other agreements of all kinds; contract rights, bills, notes and other instruments; revenues, accounts and accounts receivable and unbilled revenues, claims, demands and judgments; governmental and other licenses, permits, franchises, consents and allowances (except to the extent that any of the same constitute rights or interests relating to the occupancy or use of real property); certain intellectual property rights, domain names and other general intangibles; vehicles, movable equipment and aircraft; all goods, stock in trade, wares, merchandise and inventory held for sale or lease in the ordinary course of business; materials, supplies, inventory and other personal property consumable in the operation of the Mortgaged Property; fuel; portable tools and equipment; furniture and furnishings; computers and data processing, telecommunications and other facilities used primarily for administrative or clerical purposes or otherwise not used in connection with the operation or maintenance of electric or gas utility facilities; coal, ore, gas, oil and other minerals and timber; electric energy, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by us; real property, gas wells, pipe lines, and other facilities used primarily for the production or gathering of natural gas; and leasehold interests held by us as lessee. (See Granting Clauses.)

        Our properties located outside of the State of Nevada are not subject to the lien of the G&R Indenture.

Permitted Liens

        The lien of the G&R Indenture is subject to Permitted Liens and certain other liens permitted to exist. For purposes of the G&R Indenture, Permitted Liens includes any and all of the following, among other, liens: (a) liens for taxes which are not delinquent or are being contested in good faith; (b) mechanics', workmen's and similar liens and other liens arising in the ordinary course of business; (c) liens in respect of judgments (i) in an amount not exceeding the greater of $10 million and 3% of the aggregate principal amount of Indenture Securities then Outstanding or (ii) with respect to which we shall in good faith be prosecuting an appeal or shall have the right to do so; (d) easements, leases or other rights of others in, and defects in title to, the Mortgaged Property which do not in the aggregate materially impair our use of the Mortgaged Property considered as a whole; (e) certain defects, irregularities and limitations in title to real property subject to rights-of-way in our favor or used primarily for right-of-way purposes; (f) liens securing indebtedness of others upon real property used for transmission or distribution or otherwise to obtain rights-of-way; (g) leases existing at the date of the G&R Indenture and subsequent leases for not more than 10 years or which do not materially impair our use of the property subject thereto; (h) liens of lessors or licensors for amounts due which are not delinquent or are being contested; (i) controls, restrictions or obligations imposed by Governmental Authorities upon our property or the operation thereof; (j) rights of Governmental Authorities to purchase or designate a purchase of our property; (k) liens required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license, or to enable us to maintain self-insurance or to participate in any funds established to cover insurance risks or in connection with workmen's compensation, unemployment insurance, social security or any pension or welfare benefit plan or program; (l) liens to secure duties or public or statutory obligations or surety, stay or appeal bonds; (m) rights of others to take minerals, timber, electric energy, gas, water, steam or other products produced by us or by others on our property; (n) rights and interests of Persons other than us arising out of agreements relating to the common ownership or joint use of property, and liens on the interests of such Persons in such property; (o) restrictions or assignment and/or qualification requirements on the assignee; (p) liens which have been bonded for the full amount in dispute or for the payment of which other security arrangements have been made; (q) easements, ground leases or rights-of-way on or across our property for the purpose of roads, pipelines, transmission or distribution lines, communication lines, railways and other similar purposes, provided that the same do not materially impair our use of such property; and (r) Prepaid Liens. (See Granting Clauses and Section 1.01.)

Trustee's Lien.

        The G&R Indenture provides that the Trustee will have a lien, prior to the lien on behalf of the holders of Indenture Securities, upon the Mortgaged Property for the payment of its reasonable compensation and expenses and for indemnity against certain liabilities. (See Section 11.07.)

Issuance of Additional Indenture Securities

        The aggregate principal amount of Indenture Securities which may be authenticated and delivered under the G&R Indenture is unlimited. (See Section 3.01.) Securities of any series may be issued from time to time on the basis of Property Additions, Retired Securities and cash deposited with the trustee, and in an aggregate principal amount not exceeding:

  (i)
  70% of the Cost or Fair Value to us (whichever is less) of Property Additions (as described below) which do not constitute Funded Property (generally, Property Additions which have been made the basis of the authentication and delivery of Indenture Securities, the release of Mortgaged Property or the withdrawal of cash, which have been substituted for retired Funded Property or which have been used for other specified purposes) after certain deductions and additions, primarily including adjustments to offset property retirements;

  (ii)
  the aggregate principal amount of Retired Securities; and

  (iii)
  an amount of cash deposited with the Trustee. (See Article IV.)

        Property Additions generally include any property which is owned by us and is subject to the lien of the G&R Indenture except (with certain exceptions) goodwill, going concern value rights or intangible property, or any property the cost of acquisition or construction of which is properly chargeable to one of our operating expense accounts. (See Section 1.03.)

        Retired Securities means, generally, Indenture Securities which are no longer Outstanding under the G&R Indenture, which have not been retired by the application of Funded Cash and which have not been used as the basis for the authentication and delivery of Indenture Securities, the release of property or the withdrawal of cash.

Release of Property

        Unless an Event of Default has occurred and is continuing, we may obtain the release from the lien of the G&R Indenture of any Funded Property, except for cash held by the Trustee, upon delivery to the Trustee of an amount in cash equal to the amount, if any, by which 70% of the Cost of the property to be released (or, if less, the Fair Value to us of such property at the time it became Funded Property) exceeds the aggregate of:

  (1)
  an amount equal to 70% of the aggregate principal amount of obligations secured by Purchase Money Lien upon the property to be released and delivered to the Trustee, subject to certain limitations described below;

  (2)
  an amount equal to 70% of the Cost or Fair Value to us (whichever is less) of certified Property Additions not constituting Funded Property after certain deductions and additions, primarily including adjustments to offset property retirements (except that such adjustments need not be made if such Property Additions were acquired or made within the 90-day period preceding the release);

  (3)
  the aggregate principal amount of Indenture Securities we would be entitled to issue on the basis of Retired Securities (with such entitlement being waived by operation of such release);

  (4)
  any amount of cash and/or an amount equal to 70% of the aggregate principal amount of obligations secured by Purchase Money Lien upon the property released delivered to the trustee or other holder of a lien prior to the lien of the G&R Indenture, subject to certain limitations described below;

  (5)
  the aggregate principal amount of Indenture Securities delivered to the Trustee (with such Indenture Securities to be canceled by the Trustee); and

  (6)
  any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released. (See Section 8.03.)

        As used in the G&R Indenture, the term "Purchase Money Lien" means, generally, a lien on the property being released which is retained by the transferor of such property or granted to one or more other Persons in connection with the transfer or release thereof, or granted to or held by a trustee or agent for any such Persons, and may include liens which cover property in addition to the property being released and/or which secure indebtedness in addition to indebtedness to the transferor of such property. (See Section 1.01.) Generally, the principal amount of obligations secured by Purchase Money Lien used as the basis for the release of property may not exceed 75% of the Fair Value of such property unless no additional obligations are outstanding, or are permitted to be issued, under such Purchase Money Lien. (See Section 8.03.)

        Property that is not Funded Property may generally be released from the lien of the G&R Indenture without depositing any cash or property with the Trustee as long as (a) the aggregate amount of Cost or Fair Value to us (whichever is less) of all Property Additions which do not constitute Funded Property (excluding the property to be released) after certain deductions and additions, primarily including adjustments to offset property retirements, is not less than zero or (b) the Cost or Fair Value (whichever is less) of property to be released does not exceed the aggregate amount of the Cost or Fair Value to us (whichever is less) of Property Additions acquired or made within the 90-day period preceding the release. (See Section 8.04.)

        The G&R Indenture provides simplified procedures for the release of minor properties and property taken by eminent domain, and provides for dispositions of certain obsolete property and grants or surrender of certain rights without any release or consent by the Trustee. (See Sections 8.05, 8.07 and 8.08.)

        If we retain any interest in any property released from the lien of the G&R Indenture, the G&R Indenture will not become a lien on such property or such interest therein or any improvements, extensions or additions to such property or renewals, replacements or substitutions of or for such property or any part or parts thereof. (See Section 8.09.)

Withdrawal of Cash

        Unless an Event of Default has occurred and is continuing and subject to certain limitations, cash held by the Trustee may, generally, (1) be withdrawn by us (a) to the extent of an amount equal to 70% of the Cost or Fair Value to us (whichever is less) of Property Additions not constituting Funded Property, after certain deductions and additions, primarily including adjustments to offset retirements (except that such adjustments need not be made if such Property Additions were acquired or made within the 90-day period preceding the withdrawal) or (b) in an amount equal to the aggregate principal amount of Indenture Securities that we would be entitled to issue on the basis of Retired Securities (with the entitlement to such issuance being waived by operation of such withdrawal) or (c) in an amount equal to the aggregate principal amount of any Indenture Securities then Outstanding delivered to the Trustee; or (2) upon our request, be applied to (a) the purchase of Indenture Securities or (b) the payment (or provision therefor) at Stated Maturity of any Indenture Securities or the redemption (or provision therefor) of any Indenture Securities which are redeemable. (See Section 8.06.)

Consolidation, Merger, etc.

        We may not consolidate with or merge into any other corporation or convey, otherwise transfer or lease the Mortgaged Property as or substantially as an entirety to any Person unless (a) the corporation formed by such consolidation or into which we are merged or the Person which acquires by conveyance or other transfer, or which leases, the Mortgaged Property as or substantially as an entirety is a corporation organized and existing under the laws of the United States, or any State or Territory thereof or the District of Columbia, and such corporation executes and delivers to the Trustee a supplemental indenture that in the case of a consolidation, merger, conveyance or other transfer, or in the case of a lease if the term thereof extends beyond the last stated maturity of the Indenture Securities then outstanding, contains an assumption by such corporation of the due and punctual payment of the principal of and premium, if any, and interest, if any, on the Indenture Securities and the performance of all of our covenants and conditions under the G&R Indenture and, in the case of a consolidation, merger, conveyance or other transfer that contains a grant, conveyance, transfer and mortgage by such corporation confirming the lien of the G&R Indenture on the Mortgaged Property and subjecting to such lien all property thereafter acquired by such corporation that shall constitute an improvement, extension or addition to the Mortgaged Property or renewal, replacement or substitution of or for any part thereof and, at the election of such corporation, subjecting to the lien of the G&R Indenture such other property then owned or thereafter acquired by such corporation as such corporation shall specify and (b) in the case of a lease, such lease is made expressly subject to termination by us or by the Trustee at any time during the continuance of an Event of Default. (See Section 13.01.) In the case of the conveyance or other transfer of the Mortgaged Property as or substantially as an entirety to any other Person, upon the satisfaction of all the conditions described above, we would be released and discharged from all obligations under the G&R Indenture and on the Indenture Securities then Outstanding unless we elect to waive such release and discharge. (See Section 13.04.)

Modification of G&R Indenture

Modification Without Consent

        Without the consent of any Holders, we may enter into one or more supplemental indentures with the Trustee for any of the following purposes:

  (a)
  to evidence the succession of another Person to us and the assumption by any such successor of our covenants in the G&R Indenture and in the Indenture Securities; or

  (b)
  to add one or more covenants by us or other provisions for the benefit of all Holders or for the benefit of the Holders of, or to remain in effect only so long as there shall be outstanding, Indenture Securities of one or more specified series (for the purposes of this subsection, "series" includes all tranches thereof), or to surrender any right or power conferred upon us by the G&R Indenture; or

  (c)
  to correct or amplify the description of any property at any time subject to the lien of the G&R Indenture; or better to assure, convey and confirm to the Trustee any property subject or required to be subjected to the lien of the G&R Indenture; or to subject to the lien of the G&R Indenture additional property (including property of others), to specify any additional Permitted Liens with respect to such additional property and to modify the provisions in the G&R Indenture for dispositions of certain types of property without release in order to specify any additional items with respect to such additional property; or

  (d)
  to change or eliminate any provision of the G&R Indenture or to add any new provision to the G&R Indenture, provided that if such change, elimination or addition adversely affects the interests of the Holders of the Indenture Securities of any series in any material respect, such change, elimination or addition will become effective with respect to such series only when no Indenture Security of such series remains Outstanding; or

  (e)
  to establish the form or terms of the Indenture Securities of any series as permitted by the G&R Indenture; or

  (f)
  to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and for any and all other matters incidental thereto; or

  (g)
  to evidence and provide for the acceptance of appointment by a successor trustee or by a co-trustee; or

  (h)
  to provide for the procedures required to permit the utilization of a non-certificated system of registration for all, or any series of, the Indenture Securities; or

  (i)
  to change any place or places where (1) the principal of and premium, if any, and interest, if any, on all or any series of Indenture Securities will be payable, (2) all or any series of Indenture Securities may be surrendered for registration of transfer, (3) all or any series of Indenture Securities may be surrendered for exchange and (4) notices and demands to or upon us in respect of all or any series of Indenture Securities and the G&R Indenture may be served; or

  (j)
  to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or to make any other changes to the provisions thereof or to add or remove other provisions with respect to matters and questions arising under the G&R Indenture, so long as such other changes or additions do not adversely affect the interests of the Holders of Indenture Securities of any series in any material respect. (See Section 14.01.)

        Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date of the G&R Indenture in such a way as to require changes to the G&R Indenture or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the G&R Indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the G&R Indenture, the G&R Indenture will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination, and we may, without the consent of any Holders, enter into one or more supplemental indentures with the Trustee to evidence or effect such amendment. (See Section 14.01.)

Modifications Requiring Consent

        Except as provided above, the consent of the Holders of not less than a majority in aggregate principal amount of the Indenture Securities of all series then Outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the G&R Indenture pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of Indenture Securities Outstanding are directly affected by a proposed supplemental indenture, then the consent only of the Holders of a majority in aggregate principal amount of Indenture Securities then Outstanding of all series so directly affected, considered as one class, will be required; and provided, further, that if the Indenture Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the Holders of one or more, but less than all such tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Indenture Securities then Outstanding of all such tranches so directly affected, considered as one class, will be required; and provided, further, that no such amendment or modification may:

  (a)
  change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Indenture Security, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable thereon, or reduce the amount of the principal of any Discount Security that would be due and payable upon a declaration of acceleration of Maturity or change the coin or currency (or other property) in which any Indenture Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity of any Indenture Security (or, in the case of redemption, on or after the redemption date) without, in any such case, the consent of the Holder of such Indenture Security,

  (b)
  permit the creation of any lien not otherwise permitted by the G&R Indenture ranking prior to the lien of the G&R Indenture with respect to all or substantially all of the Mortgaged Property or terminate the lien of the G&R Indenture on all or substantially all of the Mortgaged Property or deprive the Holders of the benefit of the lien of the G&R Indenture, without, in any such case, the consent of the Holders of all Indenture Securities then Outstanding,

  (c)
  reduce the percentage in principal amount of the Indenture Securities then Outstanding of any series, or tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of the G&R Indenture or of any default thereunder and its consequences, or reduce the requirements for quorum or voting, without, in any such case, the consent of the Holder of each Indenture Security then Outstanding of such series, or

  (d)
  modify certain of the provisions of the G&R Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Indenture Securities of any series without the consent of the Holder of each Indenture Security then Outstanding of such series.

        A supplemental indenture that changes or eliminates any covenant or other provision of the G&R Indenture that has expressly been included solely for the benefit of the Holders of, or that is to remain in effect only so long as there shall be Outstanding, Indenture Securities of one or more specified series or modifies the rights of the Holders of Indenture Securities of such series with respect to such covenant or other provision, will be deemed not to affect the rights under the G&R Indenture of the Holders of the Indenture Securities of any other series. (See Section 14.02.)

Waiver

        The Holders of at least a majority in aggregate principal amount of all Indenture Securities may waive our obligations to comply with certain covenants, including the covenants to maintain its corporate existence and properties, pay taxes and discharge liens, maintain certain insurance and make such recordings and filings as are necessary to protect the security of the Holders and the rights of the Trustee and its covenant with respect to merger, consolidation or the transfer or lease of the Mortgaged Property as or substantially as an entirety, described above, provided that such waiver occurs before the time such compliance is required. The Holders of at least a majority of the aggregate principal amount of Indenture Securities then Outstanding of all affected series or tranches, considered as one class, may waive, before the time for such compliance, compliance with any covenant specified with respect to Indenture Securities of such series or tranches thereof. (See Section 6.09.)

        Before any sale of any of the Mortgaged Property and before a judgment or decree for payment of the money due shall have been obtained by the Trustee, the Holders of at least a majority in principal amount of all Indenture Securities then Outstanding may waive any past default under the G&R Indenture, except a default (a) in the payment of the principal of or premium, if any, or interest, if any, on any Indenture Security Outstanding, or (b) in respect of a covenant or provision of the G&R Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Indenture Security of any series or tranche affected. Upon any such waiver, such default shall cease to exist, and any and all Events of Default arising therefrom shall be deemed to have been cured; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon. (Section 10.17.)

Events of Default

        Each of the following events constitutes an Event of Default under the G&R Indenture (See Section 10.01.):

  (1)
  failure to pay interest on any Indenture Security within 60 days after the same becomes due and payable;

  (2)
  failure to pay principal of or premium, if any, on any Indenture Security within three Business Days after its Maturity;

  (3)
  failure to perform or breach of any of our covenants or warranties in the G&R Indenture (other than a covenant or warranty which is to remain in effect only so long as the Securities offered hereby remain outstanding or a default in the performance of which or breach of which is dealt with elsewhere under this paragraph) for a period of 90 days after there has been given to us by the Trustee, or to us and the Trustee by the Holders of at least 33% in principal amount of Indenture Securities then Outstanding, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of

    Default," unless the Trustee, or the Trustee and the Holders of a principal amount of Indenture Securities not less than the principal amount of Indenture Securities the Holders of which gave such notice, as the case may be, agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and such Holders, as the case may be, will be deemed to have agreed to an extension of such period if we have initiated corrective action within such period and is being diligently pursued; and

  (4)
  certain events relating to our reorganization, bankruptcy and insolvency or appointment of a receiver or trustee for our property.

Remedies

Acceleration of Maturity

        If an Event of Default occurs and is continuing, then the Trustee or the Holders of not less than 33% in principal amount of Indenture Securities then Outstanding may declare the principal amount (or if the Indenture Securities are Discount Securities, such portion of the principal amount as may be provided for such Discount Securities pursuant to the terms of the G&R Indenture) of all of the Indenture Securities then Outstanding, together with premium, if any, and accrued interest, if any, thereon to be immediately due and payable. At any time after such declaration of acceleration of the Indenture Securities then Outstanding, but before the sale of any of the Mortgaged Property and before a judgment or decree for payment of money shall have been obtained by the Trustee as provided in the G&R Indenture, the Event or Events of Default giving rise to such declaration of acceleration will, without further act, be deemed to have been cured, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if:

  (a)
  we have paid or deposited with the Trustee a sum sufficient to pay

  (1)
  all overdue interest, if any, on all Indenture Securities then Outstanding;

  (2)
  the principal of and premium, if any, on any Indenture Securities then Outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Indenture Securities; and

  (3)
  all amounts due to the Trustee as compensation and reimbursement as provided in the G&R Indenture; and

  (b)
  any other Event or Events of Default, other than the non-payment of the principal of Indenture Securities that shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in the G&R Indenture. (See Section 10.02.)

Possession of Mortgaged Property

        Under certain circumstances and to the extent permitted by law, if an Event of Default occurs and is continuing, the Trustee has the power to take possession of, and to hold, operate and manage, the Mortgaged Property or, with or without entry, sell the Mortgaged Property. If the Mortgaged Property is sold, whether by the Trustee or pursuant to judicial proceedings, the principal of the Indenture Securities then Outstanding, if not previously due, will become immediately due, together with premium, if any, and any accrued interest. (See Sections 10.03, 10.04 and 10.05.)

Right to Direct Proceedings

        If an Event of Default occurs and is continuing, the Holders of a majority in principal amount of the Indenture Securities then Outstanding will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that (a) such direction does not conflict with any rule of law or with the G&R Indenture, and could not involve the Trustee in personal liability in circumstances where indemnity would not, in the Trustee's sole discretion, be adequate and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. (See Section 10.16.)

Limitation on Right to Institute Proceedings

        No Holder of any Indenture Security will have any right to institute any proceeding, judicial or otherwise, with respect to the G&R Indenture or for the appointment of a receiver or for any other remedy thereunder unless

  (a)
  such Holder has previously given to the Trustee written notice of a continuing Event of Default;

  (b)
  the Holders of not less than a majority in aggregate principal amount of the Indenture Securities then Outstanding have made written request to the Trustee to institute proceedings in respect of such Event of Default;

  (c)
  such Holder or Holders shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

  (d)
  for sixty days after receipt of such notice, the Trustee has failed to institute any such proceeding; and

  (e)
  no direction inconsistent with such written request shall have been given to the Trustee during such sixty-day period by the Holders of a majority in aggregate principal amount of the Securities then Outstanding;

it being understood and intended that no one or more of such Holders shall have any right in any manner to affect, disturb or prejudice the lien of the G&R Indenture or the rights of any other of such Holders or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under the G&R Indenture, except in the manner provided in the G&R Indenture and for the equal and ratable benefit of all of such Holders.

        Furthermore, no Holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other Holders. (See Section 10.11.)

No Impairment of Right to Receive Payment

        Notwithstanding that the right of a Holder to institute a proceeding with respect to the G&R Indenture is subject to certain conditions precedent, each Holder of an Indenture Security has the absolute and unconditional right to receive payment of the principal of and premium, if any, and interest, if any, on such Indenture Security when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of such Holder. (See Section 10.12.)

Notice of Default

        The Trustee is required to give the Holders notice of any default under the G&R Indenture to the extent required by the Trust Indenture Act, unless such default shall have been cured or waived, except that no such notice to Holders of a default of the character described in clause (3) under "Events of Default" may be given until at least 75 days after the occurrence thereof. (See Section 11.02.) The Trust Indenture Act currently permits the Trustee to withhold notices of default (except for certain payment defaults) if the Trustee in good faith determines the withholding of such notice to be in the interests of the Holders.

Indemnification of Trustee

        As a condition precedent to certain actions by the Trustee in the enforcement of the lien of the G&R Indenture and institution of action on the Indenture Securities, the Trustee may require adequate indemnity against costs, expenses and liabilities to be incurred in connection therewith. (See Sections 10.11 and 11.01.)

Remedies Limited by State Law

        The laws of the State of Nevada where the Mortgaged Property is located may limit or deny the ability of the Trustee or securityholders to enforce certain rights and remedies provided in the G&R Indenture in accordance with their terms.

Defeasance

        Any Indenture Securities, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the G&R Indenture, and, at our election, our entire indebtedness in respect thereof will be deemed to have been satisfied and discharged, if there has been irrevocably deposited with the Trustee or any Paying Agent (other than us), in trust: (a) money (including Funded Cash not otherwise applied pursuant to the G&R Indenture) in an amount which will be sufficient, or (b) Eligible Obligations (as described below), which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the Trustee or such Paying Agent, will be sufficient, or (c) a combination of (a) and (b) which will be sufficient, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Indenture Securities or portions thereof. (See Section 9.01.) For this purpose, Eligible Obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States of America, entitled to the benefit of the full faith and credit thereof, and certificates, depositary receipts or other instruments that evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof.

        The right of Nevada Power to cause its entire indebtedness in respect of the Indenture Securities of any series to be deemed to be satisfied and discharged as described above will be subject to the satisfaction of conditions specified in the instrument creating such series.

Duties of the Trustee; Resignation; Removal

        The Trustee will have, and will be subject to, all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Trustee will be under no obligation to exercise any of the powers vested in it by the G&R Indenture at the request of any holder of Indenture Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

        The Trustee may resign at any time by giving written notice thereof to us or may be removed at any time by Act of the Holders of a majority in principal amount of Indenture Securities then Outstanding delivered to us and the Trustee. No resignation or removal of the Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the G&R Indenture. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing, if we have delivered to the Trustee a resolution of our Board of Directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the G&R Indenture, the Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the G&R Indenture. (See Section 11.10.)

Evidence to be Furnished to the Trustee

        Compliance with the G&R Indenture provisions is evidenced by written statements of our officers or persons selected or paid by us. In certain cases, opinions of counsel and certification of an engineer, accountant, appraiser or other expert (who in some cases must be independent) must be furnished. In addition, the G&R Indenture requires us to give the Trustee, not less often than annually, a brief statement as to our compliance with the conditions and covenants under the G&R Indenture.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of Nevada Power will have any liability for any obligations of Nevada Power under the Indenture Securities or the G&R Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Indenture Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Indenture Securities. The waiver may not be effective to waive liabilities under the federal securities laws.

Denominations

        Unless the applicable prospectus supplement provides otherwise, Securities will be issued in registered form in denominations of $1,000 or integral multiples thereof.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any Security on any interest payment date will be made to the person in whose name the Security is registered.

        Unless otherwise indicated in the applicable prospectus supplement, principal of and premium, if any, and interest on the Securities of a particular series will be payable at the office of the paying agents designated by us. Unless otherwise indicated in the prospectus supplement, the principal corporate trust office of the trustee in The City of New York will be designated as sole paying agent for payments with respect to debt securities of each series.

        All moneys paid by us to a paying agent or the trustee for the payment of the principal, premium additional amounts or interest on a Security which remains unclaimed at the end of one year will be repaid to us, and the holder of the Security thereafter may look only to us for payment thereof.

Relationships with the Trustee

        In addition to acting as Trustee, The Bank of New York Mellon Trust Company, N.A., and its affiliates have various banking and trust relationships with us and some of our affiliates.

Governing Law

        The Securities will be governed by and construed under the laws of the State of New York, without regard to conflicts of laws principles thereof.

 BOOK-ENTRY, DELIVERY AND FORM

        Unless we indicate differently in a prospectus supplement, the Securities initially will be issued in book-entry form and represented by one or more global securities without interest coupons. The global securities will be deposited with, or on behalf of, The Depository Trust Company, or DTC, New York, New York, as depositary, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing Securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

        DTC has advised us that it is:

  •
  a limited-purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct participants" in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants' records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

        To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of global securities. DTC has no knowledge of the actual beneficial owners of global securities. DTC's records reflect only the identity of the direct participants to whose accounts the global securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

        So long as the Securities are in book-entry form, you will receive payments and may transfer the Securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable Securities, where notices and demands in respect of the Securities and the Mortgaged Property may be delivered to us and where certificated Securities, if any, may be surrendered for payment, registration of transfer or exchange.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

        Redemption notices will be sent to DTC. If less than all of the Securities of a particular series are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in the Securities of such series to be redeemed.

        Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the Securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts Securities are credited on the record date, identified in a listing attached to the omnibus proxy.

        So long as Securities are in book-entry form, we will make payments on those Securities to the depositary or its nominee, as the registered owner of such Securities, by wire transfer of immediately available funds. If Securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

        Redemption proceeds of the Securities will be paid to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

        Neither we, the Trustee nor any agent of ours or of the Trustee has or will have any responsibility or liability for:

  (1)
  any aspect of DTC's records or any participant's or indirect participant's records relating to, or payments made on account of, beneficial ownership interests in the Securities or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the Securities; or

  (2)
  any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

        Except under the limited circumstances described below, purchasers of Securities will not be entitled to have such Securities registered in their names and will not receive physical delivery of such Securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the Securities and the Mortgaged Property.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in the Securities.

        DTC may discontinue providing its services as securities depositary with respect to the Securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, certificates representing the Securities are required to be printed and delivered.

        As noted above, beneficial owners of a particular series of Securities generally will not receive certificates representing their ownership interests in those Securities. However, if:

  •
  DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of Securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC's ceasing to be so registered, as the case may be, or

  •
  we determine, in our sole discretion and subject to DTC's procedures, not to have such Securities represented by one or more global securities,

we will prepare and deliver certificates for such Securities in exchange for beneficial interests in the global securities held by DTC. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for Securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

        We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC's book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

        We may sell the Securities through underwriters, dealers or agents, or directly to one or more purchasers. The prospectus supplement with respect to the Securities being offered will set forth the specific terms of the offering of those Securities, including the name or names of any underwriters, dealers or agents, the purchase price of those Securities and the proceeds to us from the sale, any underwriting discounts, agency fees and other items constituting underwriters', dealers' or agents' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        If we use underwriters to sell Securities, we will enter into an underwriting agreement with the underwriters. Those Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, at a fixed public offering price, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The underwriter or underwriters with respect to a particular underwritten offering of Securities will be named in the prospectus supplement relating to that offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of the prospectus supplement. Any underwriting compensation paid by us to the underwriters or agents in connection with an offering of Securities, and any discounts, concessions or commissions allowed by underwriters to dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the Securities will be subject to specific conditions, and the underwriters will be obligated to purchase all of the offered Securities if any are purchased.

        If a dealer is used in the sale of any Securities, we will sell those Securities to the dealer, as principal. The dealer may then resell the Securities to the public at varying prices to be determined by the dealer at the time of resale. The name of any dealer involved in a particular offering of Securities and any discounts or concessions allowed or reallowed or paid to the dealer will be set forth in the prospectus supplement relating to that offering.

        The Securities may be sold directly by us or through agents designated by us from time to time. We will describe the terms of any direct sales in a prospectus supplement. Any agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of any of the Securities will be named, and any commissions payable by us to the agent will be set forth, in the prospectus supplement relating to that offer or sale. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment.

        In connection with a particular underwritten offering of Securities, and in compliance with applicable law, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the classes or series of Securities offered, including stabilizing transactions and syndicate covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. A description of these activities, if any, will be set forth in the prospectus supplement relating to that offering.

        Underwriters, dealers or agents and their associates may be customers of, engage in transactions with or perform services for us and our affiliates in the ordinary course of business.

        We will indicate in a prospectus supplement the extent to which we anticipate that a secondary market for the Securities will be available. The Securities will not be listed on a national securities exchange. If the Securities of any series are sold to or through underwriters, the underwriters may make a market in such Securities, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in the Securities, and any market-making could be discontinued at any time at the sole discretion of the underwriters. Accordingly, we cannot assure you as to the liquidity of, or trading markets for, the Securities of any series.

        Underwriters, dealers and agents participating in the distribution of the Securities may be deemed to be "underwriters" within the meaning of, and any discounts and commissions received by them and any profit realized by them on resale of those Securities may be deemed to be underwriting discounts and commissions under, the Securities Act. Subject to some conditions, we may agree to indemnify the several underwriters, dealers or agents and their controlling persons against specific civil liabilities, including liabilities under the Securities Act, or to contribute to payments that person may be required to make in respect thereof.

        During such time as we may be engaged in a distribution of the Securities covered by this prospectus we are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes us, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our Securities.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Schiff Hardin LLP, Chicago, Illinois. Matters of Nevada law will be passed upon by Hutchison & Steffen PLLC, Las Vegas, Nevada. Certain legal matters with respect to the Securities will be passed upon by counsel for any underwriters, dealers or agents, each of whom will be named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference from Nevada Power's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        With respect to the unaudited interim financial information for the periods ended March 31, 2019 and 2018 and June 30, 2019 and 2018, which is incorporated in this prospectus by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their report included in Nevada Power's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the U.S. Securities Act of the 1933, as amended, for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the prospectus prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

$425,000,000 2.400% General and Refunding Mortgage Notes, Series DD, due May 1, 2030

$300,000,000 3.125% General and Refunding Mortgage Notes, Series EE, due August 1, 2050

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Barclays	BNP PARIBAS	Mizuho Securities
PNC Capital Markets LLC	RBC Capital Markets	SunTrust Robinson Humphrey

Co-Managers

BMO Capital Markets	BNY Mellon Capital Markets, LLC	CIBC Capital Markets	Citigroup

KeyBanc Capital Markets	nabSecurities, LLC	Santander	Wells Fargo Securities

January 28, 2020